EXHIBIT 10.2



                        AMENDMENT NO. 5

                        to that certain

                  REVOLVING CREDIT AGREEMENT

     This AMENDMENT NO. 5 (this "Amendment"), dated as of July 16, 1997, is by and among TRICO MARINE OPERATORS, INC. ("Marine Operators"), TRICO MARINE ASSETS, INC. ("Marine Assets") (each of Marine Operators and Marine Assets is referred to herein as a "Borrower" and collectively as the "Borrowers"), TRICO MARINE SERVICES, INC. (the "Parent"), BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), HIBERNIA NATIONAL BANK, FIRST NATIONAL BANK OF COMMERCE and such other lending institutions as may become parties to the Credit Agreement referred to below (collectively, the "Banks") and BANKBOSTON, N.A. as agent for the Banks (the "Agent").

     WHEREAS, the Borrowers, the Parent, the Banks and the Agent are parties to that certain Revolving Credit Agreement, dated as of July 26, 1996 (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have agreed to make loans and to otherwise extend credit to the Borrowers; and

     WHEREAS, the Borrowers and the Parent have informed the Banks and the Agent that (i) they intend to acquire selected assets of Otto Candies, Inc. (the "Acquisition") and to finance the Acquisition with the proceeds of the issuance of up to $110,000,000 in Senior Notes of the Parent (the "Senior Notes") and (ii) the obligations of the Parent under the Senior Notes shall be guaranteed by the Borrowers; and

     WHEREAS, the Borrowers and the Parent have informed the Banks and the Agent that HOS Marine Partners, Inc. ("HOS") has been merged into Marine Assets, with Marine Assets being the surviving corporation of such merger (the "HOS Merger");

     WHEREAS, the Borrowers and the Parent have requested that the Banks and the Agent agree to amend certain provisions of the Credit Agreement; and

     WHEREAS, the Banks and the Agent have agreed, subject to the satisfaction of the conditions precedent set forth herein, to so amend the Credit Agreement;

     WHEREAS, capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     NOW, THEREFORE, the Borrowers, the Parent, the Banks and the Agent hereby agree as follows:

     Section 1.  Amendments to the Credit Agreement.   Subject  to the
satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

     Section 1.1 Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

     (a) by adding the following new definitions thereto in the correct alphabetical sequence:

          Adjustment  Date.    The   first  day  of  the  month
     immediately  following  the month in  which  a  Compliance
     Certificate is delivered  by  the  Borrowers  pursuant  to
     Section 8.4(c) hereof.

          Applicable Margin. (a) With respect to any Base Rate Loan and any Eurodollar Rate Loan, and for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin per annum set forth below corresponding to the ratio of (i) consolidated Funded Debt of the Parent and its Subsidiaries, determined at the end of the fiscal quarter of the Parent ending immediately prior to the applicable Adjustment Date to (ii) Consolidated EBITDA of the Parent and its Subsidiaries for the period of four (4) consecutive fiscal quarters of the Parent ending immediately prior to the applicable Adjustment Date:

  Level          Ratio of             Base           Eurodollar
            consolidated Funded     Rate Loans       Rate Loans
            Debt / Consolidated
                  EBITDA
  =====     ===================     ==========       ==========

    I       greater than or equal      0.50%            1.75%
            to 2.5:1.0

    II      greater than or equal      0.25%            1.50%
            to 2.0:1.0 and less
            than 2.5:1.0

    III     greater than or equal       0%              1.25%
            to 1.5:1.0 and less than
            2.0:1.0

    IV      greater than or equal       0%              1.0%
            to 1.0:1.0 and less than
            1.5:1.0

     V      less than 1.0:1.0           0%               .75%

     (b) Notwithstanding the foregoing, the Applicable Margin for each Loan shall not be lower than the Applicable Margin for Level II set forth in the table above until the Adjustment Date next following the delivery to the Banks of the financial statements of the Parent and its Subsidiaries (and the corresponding Compliance Certificate relating thereto) for the fiscal year of the Borrowers ending on December 31, 1997.

     (c) If the Borrowers shall fail to deliver any Compliance Certificate pursuant to Section 8.4(c) hereof, then, for the period commencing on the date such Compliance Certificate was due pursuant to Section 8.4(c) through the Adjustment Date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin for each Loan shall be that corresponding to Level I in the table above.

     Consolidated EBITDA. For any period, the consolidated Net Income of the Parent and its Subsidiaries for such period, after all expenses and other proper charges, but before payment or provision for any income taxes, interest expense, depreciation or amortization for such period, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles.

     Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

     Section   20  Subsidiary.   A  Subsidiary  of  the  bank  holding  company
controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     Senior Notes. The Senior Notes due 2005 of the Parent, in an aggregate principal amount not to exceed $110,000,000, guaranteed by the Borrowers and issued pursuant to such documentation as shall have been previously delivered to, and approved by, the Agent.

     Tangible Asset Amount. With respect to any Person, an amount equal to the total book value all assets of such Person minus the total book value of all assets of such Person properly classified as intangible assets under generally accepted accounting principles.

    (b) by deleting the definition of "Maturity Date" set forth therein in its entirety and substituting in lieu thereof the following new definition:

          Maturity Date.  July 31, 2003.

    (c) by deleting the definition of "Term Out Date" set forth therein in its entirety and substituting in lieu thereof the following new definition:

          Term Out Date.  July 31, 1999.

     Section 1.2   Interest On Loans.   Section  2.5 of the Credit Agreement is
hereby amended by deleting paragraphs (a) and (b) of such Section and replacing them with, respectively, paragraphs (a) and (b) set forth below:

     (a)  Each  Base  Rate  Loan  shall   bear  interest  for  the  period
commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin then applicable to Base Rate Loans. Any change in the interest rate resulting from a change in the Base Rate is to be effective at the beginning of the day of such change in the Base Rate. The Agent will give the Banks and the Borrowers prompt notice in writing of any change in the Base Rate.

     (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate plus the Applicable Margin then applicable to Eurodollar Rate Loans.

      Section 1.3 Repayment of the Principal of Term Loan. Section 3A.3 of the Credit Agreement is hereby amended by deleting the text "December 31, 1998" occurring in the third line of such Section and substituting in lieu thereof the text "September 30, 1999".

      Section 1.4 Interest on Term Loan. Section 3A.5(a) of the Credit Agreement is hereby amended by deleting clauses (i) and (ii) of such Section and replacing them with, respectively, clauses (i) and (ii) set forth below:

     (i) To the extent that all or any portion of the Term Loan is a Base Rate Loan, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin then applicable to Base Rate Loans. Any change in the interest rate resulting from a change in the Base Rate is to be effective at the beginning of the day of such change in the Base Rate. The Agent will give the Banks and the Borrowers prompt notice in writing of any change in the Base Rate.

     (ii) To the extent that all or any portion of the Term Loan is a Eurodollar Rate Loan, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate plus the Applicable Margin then applicable to Eurodollar Rate Loans.

     Section 1.5 Computations. Section 5.4 of the Credit Agreement is hereby amended by deleting the first sentence thereof and substituting in lieu thereof the following: "All computations of interest on Base Rate Loans, Letter of Credit Fees and of the Commitment Fee shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on Eurodollar Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed."

     Section 1.6 Use of Proceeds. Section 7.17 of the Credit Agreement is hereby amended by (i) adding the words "; Use of Proceeds" to the caption of such Section immediately after the words "and X" and (ii) adding the following new sentence at the end of such Section:

No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of either of the Borrowers or any Subsidiary or other Affiliate of the Borrowers.

     Section 1.7 Compliance Certificate. Section 8.4(c) of the Credit Agreement is hereby amended by inserting the text "(i) calculating the ratio of consolidated Funded Debt to Consolidated EBITDA for purposes of determining the Applicable Margin and (ii)"after the words "in reasonable detail computations" occurring in the fourth line thereof.

     Section 1.8 Additional  Vessels.   The text of Section 8.14 of the Credit
Agreement is hereby deleted in its entirety and replaced with the phrase "Intentionally Omitted."

     Section 1.9 Restrictions on Indebtedness.   Section  9.1  of  the  Credit
Agreement is hereby amended by (a) substituting the text "120 days" for the text "90 days" in subsection (g) of such Section, (b) substituting the amount "$50,000,000" for the amount "$20,000,000" in subsection (g) of such Section and (c) (i) deleting the period at the end of paragraph (j) of such Section and substituting in lieu thereof the text "; and" and (ii) inserting the following new paragraph (k) at the end of such Section:

     (k) Indebtedness in respect of the Senior Notes in an aggregate principal amount not to exceed $110,000,000, and all interest and fees thereunder.

     Section 1.10 Investments. Section 9.3(e) of the Credit Agreement is hereby amended by (i) inserting the text "and such Investment is not otherwise permitted under Section 9.3(f)" immediately following the words "not a Borrower" occurring in the third line thereof; (ii) inserting the word "and" immediately before clause (ii) thereof; and (iii) deleting the text occurring between the words ", and (iii)" and the words "for Permitted Liens".

     Section 1.11 Investments. Section 9.3(f) of the Credit Agreement is hereby amended by substituting the amount "$20,000,000" for the amount "$10,000,000" contained therein.

     Section 1.12 Distributions. The Credit Agreement is hereby further amended by deleting Section 9.4 thereof in its entirety and substituting in lieu thereof the following new Section 9.4:

          Section 9.4.Distributions. Neither of the Borrowers nor the Parent will make any Distributions other than Distributions by the Borrowers to the Parent in an aggregate amount not to exceed in any one fiscal year of the Borrowers the greater of (a) the sum of (i) the scheduled payments of principal and interest under the Senior Notes for such fiscal year plus (ii) the Borrowers' allocable share of income taxes, franchise taxes, professional fees and other operating expenses for such year (it being understood that, with respect to the amount of each Borrower's allocable share of income taxes, such amount shall not exceed the amount of income taxes for which such Borrower would have been liable had the accounts of such Borrower not been consolidated with the accounts of the Parent) and (b) an amount equal to twenty-five percent (25%) of the net income of the Borrowers for such fiscal year, provided that no Distribution (other than Distributions in respect of taxes) shall be made if, after giving effect to such Distribution or such payment of principal or interest under the Senior Notes, a Default or Event of Default shall have occurred and be continuing.

     Section 1.13 Merger, Consolidation and Sale of Assets. Section 9.5.1 of the Credit Agreement is hereby amended by deleting the word "guarantor" occurring in clause (iii) thereof.

     Section 1.14 Merger, Consolidation and Sale of Assets. Section 9.5.2 of the Credit Agreement is hereby amended by restating said Section 9.5.2 in its entirety as follows:

          Section 9.5.2 Disposition of Assets. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets not constituting Collateral so long as either

          (a) the greater of the book value or the sale price of the assets isposed of in any one or a series of related transactions does not exceed $5,000,000; or

          (b) the greater of the book value or the sale price of the assets disposed of in any one or a series of related transactions does not exceed twenty percent (20%) of the consolidated Tangible Asset Amount of the Parent and the Borrowers, determined at the time of such disposition, and such Person shall either (i) within one hundred twenty (120) days of such disposition, apply one hundred percent (100%) of the net proceeds of such asset disposition to the purchase of similar assets to be used in such Person's business or (ii) within twenty (20) days of such disposition, apply one hundred percent (100%) of the net proceeds of such asset disposition to the repayment of Indebtedness of such Person;

provided, that in connection with any such sale or other disposition the following conditions have been satisfied:

          (i) no Default or Event of Default exists or will occur as a result of such sale; and

          (ii) each such sale is to a third party on an arms length basis for cash in an amount representing fair and reasonable market value therefor.

     Section 1.15 Transactions with  Affiliates.   Section  9.11 of the Credit
Agreement is hereby amended by (i) deleting the text "(a)" occurring in the third line thereof and (ii) deleting the text beginning with the words ", or
(b) pay" occurring in the fifth line thereof through the end of such Section and substituting in lieu thereof a period.

     Section 1.16 Funded Debt to Tangible Net Worth. Section 10.2 of the Credit Agreement is hereby amended by deleting the ratio "1.0 to 1" occurring in the third line of such Section and substituting in lieu thereof the ratio "2.0 to 1".

     Section 1.17 Assignment and Participation. Section 19.1 of the Credit Agreement is hereby amended by (i) deleting the text ", in the case of the Borrowers," occurring in clause (a) of such Section and (ii) deleting the amount "$3,000,000" occurring in clause (c) of such Section and substituting in lieu thereof the amount "$5,000,000".

     Section 1.18 Confidential Information. The Credit Agreement is hereby further amended by adding the following new Section 29 thereto in the correct numerical sequence:

          Section 29.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

          Section 29.1 Sharing of Information with Section 20 Subsidiary. The Parent and the Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Parent and/or the Borrowers or one or more of their Subsidiaries, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. Each of the Parent and the Borrowers, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Parent or the Borrowers or any of their Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Parent or the Borrowers or any of their Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

          Section 29.2   Confidentiality.
Each of the  Banks  and  the  Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Parent, the Borrowers or any of their Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this Section 29, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the
Agent,  (d)  to bank examiners  or  any  other   regulatory  authority  having
jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or
affiliate  of such Bank as provided in  Section 29.1   or   (h)  to  any
assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section
19.6 and this Section 29.2.

          Section 29.3    Prior   Notification.     Unless    specifically
prohibited  by    applicable   law  or  court  order,  each  of  the  Banks
and the Agent shall, prior to disclosure thereof, notify the Parent and the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

          Section 29.4  Other.
In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Parent, the Borrower or any of their Subsidiaries. The obligations of each Bank under this
Section 29 shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

     Section 1.19 Exhibit C. The Credit Agreement is hereby amended by deleting Exhibit C attached thereto in its entirety and replacing such Exhibit with Exhibit C attached hereto.

     Section 1.20 Schedules.   The  Credit  Agreement  is  hereby  amended by
deleting Schedule 7.24(a), Schedule 7.24(b), Schedule 7.24(c), and Schedule 9.3 thereto in their entirety and replacing such Schedules with, respectively,
Schedule 7.24(a), Schedule 7.24(b), and Schedule 7.24(c), and Schedule 9.3 attached hereto.

     Section 2. Representations and Warranties. The Parent and each of the Borrowers jointly and severally represent and warrant to the Banks and the Agent as follows:

          (a)  Representations    and   Warranties   in   Credit   Agreement.
The representations and warranties of the Parent and the Borrowers contained in the Credit Agreement, each as amended by this Amendment, (a) were true and correct in all material respects when made, and (b) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

          (b) Authority, Etc. The execution and delivery by the Borrowers and the Parent of this Amendment and the performance by the Borrowers and the Parent of all of their agreements and obligations under this Amendment (i) are within the corporate authority of each of the Borrowers and the Parent, (ii) have been duly authorized by all necessary corporate proceedings by each of the Borrowers and the Parent, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either of the Borrowers or the Parent is subject or any judgment, order, writ, injunction, license or permit applicable to either of the Borrowers or the Parent, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, either of the Borrowers or the Parent.

          (c)  Enforceability  of  Obligations.   This  Amendment,  and  the
Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of each of the Borrowers and the Parent enforceable against each such Person in accordance with their respective terms. Immediately prior to and after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.

     Section 3. Affirmation of Borrowers and the  Parent.(a)   Each  of the
Borrowers hereby affirms its joint and several, absolute and unconditional promise to pay to each Bank and the Agent the Loans, the Reimbursement Obligations and all other amounts due under the Notes, the Letters of Credit and the Credit Agreement as amended hereby, at the times and in the amounts provided for therein. Each of the Borrowers confirms and agrees that (i) the obligations of the Borrowers to the Banks and the Agent under the Credit Agreement as amended hereby are secured by and entitled to the benefits of the Security Documents and (ii) all references to the term "Credit Agreement" in the Security Documents shall hereafter refer to the Credit Agreement as amended hereby.

          (b) The Parent, as Guarantor under (and as defined in) the Parent Guaranty hereby acknowledges that it has read and is aware of the
provisions of this Amendment.   The Parent hereby reaffirms its absolute and
unconditional guaranty of the Borrowers' payment and performance of their obligations to the Banks and the Agent under the Credit Agreement as amended hereby. The Parent hereby confirms and agrees that all references in the Parent Guaranty to the term "Credit Agreement" shall hereafter refer to the Credit Agreement as amended hereby.

     Section 4. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent:

          (a) the Agent shall have received an original counterpart signature to this Amendment, duly executed and delivered by each of the Borrowers, the Parent, the Banks and the Agent;

          (b)  the offering of the Senior Notes shall have been consummated;

          (c) the Agent shall be satisfied that (i) no written statement furnished to the Agent or any Bank by or on behalf of either Borrower or the Parent in connection with any of the transactions contemplated by this Amendment contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made; (ii) the financial statements delivered to it by the Borrowers and the Parent fairly present the assets, business and financial condition of the Parent and the Borrowers; (iii) there shall not exist any litigation or other proceeding, the result of which might impair or prevent the consummation of this Amendment or have a material adverse effect on the Parent, the Borrowers or their Subsidiaries; (iv) there shall not exist any Default or Event of Default or any default under any other material contract or agreement of the Parent, the Borrowers or any of their Subsidiaries; and (v) there shall have occurred no material adverse change in the condition (financial or otherwise), operations, assets, income or prospects of the Parent, the Borrowers, or any of their Subsidiaries;

          (d) the Borrowers shall have paid all fees required to be paid pursuant to the Fee Letter, dated as of June 26, 1997, among the Borrowers, the Parent, the Agent and the Banks;

          (e) the Agent shall have received (i) original counterpart signatures to amendments to each of the Vessel Mortgages duly executed and delivered by Marine Assets and the Agent and (ii) evidence of the filing and recordation (in the form of a Certificate of Ownership and Encumbrance acceptable to the Agent and the Banks) of such amendments with the U.S. Coast Guard (in the case of the U.S. Vessel Mortgage) or the Office of the Deputy Commissioner of Maritime Affairs for The Republic of Vanuatu (in the case of the Vanuatu Vessel Mortgage), such amendments to reflect this Amendment and the HOS Merger; provided that the requirements of this Section4(e) may be satisfied by the delivery to the Agent of such amendments and such evidence of the filing and recordation of such amendments not later than July 31, 1997;

          (f) the Agent shall have received a legal opinion, addressed to the Banks and the Agent, dated the date hereof, in form and substance satisfactory to the Banks and the Agent, from Jones, Walker, Waechter, Poitevent, Carrerre & Denegre, L.L.P., counsel to the Parent, and the Borrowers;

          (g) the Agent shall have received evidence satisfactory to the Banks and the Agent that all requisite corporate approval of the transactions contemplated hereby has been obtained, including without limitation delivery of copies, certified by the secretary of each of the Borrowers and the Parent, of votes of such Person's respective board of directors authorizing the transactions contemplated hereby,

          (h) the Agent shall have received any other document or instrument the Agent or the Banks may reasonably request; and

          (i) all necessary governmental, regulatory and other third party consents and approvals to the Acquisition and this Amendment shall have been obtained and the Agent shall have received evidence of the same.

     Section 5. Miscellaneous Provisions. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

     (b) THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     (d) Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

     (e) The Borrowers hereby jointly and severally agree to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees and expenses).



     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement under seal as of the date first written above.

                                 TRICO MARINE OPERATORS, INC.


                                 By: /s/ Victor M. Perez
                                    ---------------------------
                                    Name: Victor M. Perez
                                    Title: Vice President

                                 TRICO MARINE ASSETS, INC.


                                 By:/s/ Victor M. Perez
                                    ---------------------------
                                     Name: Victor M. Perez
                                     Title: Vice President

                                 TRICO MARINE SERVICES, INC.


                                 By: /s/ Victor M. Perez
                                    ----------------------------
                                     Name: Victor M. Perez
                                     Title: Vice President

                                 BANKBOSTON, N.A., individually and
                                   as Agent


                                 By: /s/ Victor Garcia
                                    --------------------------
                                     Name: Victor Garcia
                                     Title: Vice President

                                 HIBERNIA NATIONAL BANK


                                 By: /s/ Bruce Ross
                                    ---------------------------
                                     Name: Bruce Ross
                                     Title: Vice President

                                 FIRST NATIONAL BANK
                                   OF COMMERCE


                                 By: /s/ J. Charles Friel, Jr.
                                    ---------------------------
                                     Name: J. Charles Friel, Jr.
                                     Title Senior Vice President


                                                                     EXHIBIT C


                                      FORM OF
                               COMPLIANCE CERTIFICATE


                                       [Date]



To the Banks (as defined in the
  Credit Agreement referred to below)
c/o BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts 02110
Attn:  Transportation Division

Ladies and Gentlemen:

    Reference is made to the Revolving Credit Agreement dated as of July 26, 1996 (as amended and in effect from time to time, the "Credit Agreement"), by and among Trico Marine Operators, Inc., Trico Marine Assets, Inc., (collectively, the "Borrowers"), Trico Marine Services, Inc., BankBoston,
N.A. and the other lending institutions  which  are  or  may  become   parties
thereto   from  time  to  time (collectively,  the  "Banks"), and  BankBoston,
N.A. as agent for the Banks (the "Agent"). Capitalized terms used herein without definition which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

    Pursuant to Section 8.4(c) of the Agreement, the Borrowers, by the undersigned officers of the Borrowers (who have reviewed the Loan Documents) hereby certify to each of you as follows: (a) the information furnished in the calculations set forth on the Covenant Compliance Worksheet attached hereto as Annex A was true and correct as of the last day of the fiscal [year] [quarter] immediately preceding the date of this certificate; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of quarterly statements, for provisions for footnotes and, in all cases, except as disclosed therein).

    IN WITNESS WHEREOF, each of Trico Marine Operators, Inc. and Trico Marine Assets, Inc. has executed this Compliance Certificate as of the date first written above.


                         TRICO MARINE OPERATORS, INC.



                         By:_______________________________
                             Name:
                             Title:



                         TRICO MARINE ASSETS, INC.



                         By:_______________________________
                             Name:
                             Title:


                                                             Annex A

Covenant Compliance Worksheet


I. Operating Cash Flow to Total Debt Service (calculated on a consolidated basis) (Section 10.1)

     A. Net Income:                                        _________
     B. Plus: interest expense:                            _________
     C. Plus: income tax expense:                          _________
     D. Plus:  depreciation and amortization:              _________
     E. Less:  Cash taxes (without duplication):           _________
     F. Less:  Capital Expenditures (for maintenance
        repair dry-docking, inspection of Capital Assets): _________
     G. Operating Cash Flow (A+B+C+D-E-F):                 _________
     H. Total Financial Obligations:                       _________
     I. Plus:  Total Interest Expense:                     _________
     J. Plus:  Adjusted Revolver Outstandings              _________
     K. Total Debt Service (H+I+J):                        _________

        Computed Ratio (GK):                               _________

        Minimum ratio allowed:                             1.5: 1

        Excess (deficiency) in ratio:                      _________

II. Funded Debt to Tangible Net Worth Ratio (calculated on a consolidated basis) (Section 10.2)

     A. Indebtedness:                                      __________
        (other than short-term trade credit)
     B. Plus: Deferred purchase price of assets            __________
        (other than short-term trade credit)
     C. Plus:  Reimbursement Obligations
        (contingent or otherwise)
     D. Plus: Capitalized Leases                           __________

     E. Funded Debt (A+B+C+D):                             __________

     F. Total Assets:                                      __________
     G. Less:  Total Liabilities                           __________
     H. Less:  intangible assets                           __________
     I. Less:  write-up in book value
        subsequent to Closing Date:                        __________
     J. Less:  subscriptions receivable                    __________

     K. Tangible Net Worth (F-G-H-I-J)                     __________

     L. Computed ratio (EK)                                __________

        Maximum ratio allowed:                             2.0:1

        Excess (deficiency) in ratio:                      __________

III. Minimum Tangible Net Worth (calculated on a consolidated basis) (Section 10.3)

     A: Tangible Net Worth:                                __________
     B. $90,000,000                                        $90,000,000
     C. Plus:  50% of positive consolidated Net Income for
        each fiscal quarter since the Closing Date:        __________
     D. Minimum Tangible Net Worth (B+C)                   __________

        Excess (deficiency) in Net Worth (A-D):            __________

IV.  Collateral Value Ratio (Section 10.4)

     A. Appraised value of the Vessels subject to US Vessel
        Mortgage and Vanuatu Vessel Mortgage
        (at most recent appraisal):                        ___________

     B. Loans Outstanding                                  ___________
     C. Maximum Drawing Amount
     D. Unpaid Reimbursement Obligations
     E. sum of B+C+D

     F. Minimum ratio of appraised Vessels to
        Outstanding Loans, Maximum Drawing Amount
        and Unpaid Reimbursement Obligations               1.4: 1

     G. Actual ratio of appraised Vessels to
        Outstanding Loans, Maximum Drawing Amount
        and Unpaid Reimbursement Obligations (A / E):      ___________

        Excess (deficiency) in ratio:                      ___________

V. Consolidated Funded Debt to Consolidated EBITDA (calculated on a consolidated basis) (Computation of Applicable Margin)

     A. Net Income:                                        _________
     B. Plus: interest expense:                            _________
     C. Plus: income tax expense:                          _________
     D. Plus:  depreciation and amortization:              _________
     E. total Consolidated EBITDA (A+B+C+D):               _________

     F.   Funded Debt (Item II(e) above)                   _________

     G. Computed ratio (FE)                                _________




  Schedule 7.24(a) - Ownership of Vessels; U.S. Flag Vessels, Vanuatu Flag
                     Vessels


[To be Provided by Borrowers]





   Schedule 7.24(b) - Vessels With Coast Guard Certification


[To be Provided by Borrowers]






   Schedule 7.24(c) - Classed Vessels


[To be Provided by Borrowers]




    Schedule 9.3 - Investments


[To be Provided by Borrowers]